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                                                                    EXHIBIT 10.9





                       PREFERRED STOCK PURCHASE AGREEMENT

                         DATED AS OF FEBRUARY 21, 1997

                                 BY AND BETWEEN

                   THE PERSONS IDENTIFIED HEREIN AS SELLERS,

                    THE REPRESENTATIVE AS IDENTIFIED HEREIN

                                      AND

                                  DRE, L.L.C.








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                               TABLE OF CONTENTS


                                                                      Page

ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.1     General  . . . . . . . . . . . . . . . . . . . . . . .  2
         1.2     Definitions  . . . . . . . . . . . . . . . . . . . . .  2
         1.3      Interpretation  . . . . . . . . . . . . . . . . . . .  5

ARTICLE II
         SALE AND PURCHASE OF SHARES  . . . . . . . . . . . . . . . . .  5
         2.1     Sale and Purchase of Shares  . . . . . . . . . . . . .  5
         2.2     Payment of the Purchase Price  . . . . . . . . . . . .  5
         2.3     Purchase Dates . . . . . . . . . . . . . . . . . . . .  6
         2.4     Business Day . . . . . . . . . . . . . . . . . . . . .  7
         2.5     Deductions . . . . . . . . . . . . . . . . . . . . . .  7
         2.6     Prepayment . . . . . . . . . . . . . . . . . . . . . .  7
         2.7     Default  . . . . . . . . . . . . . . . . . . . . . . .  7
                 2.7.1  Events of Default . . . . . . . . . . . . . . .  7
                 2.7.2  Consequences of Default . . . . . . . . . . . .  8

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLERS  . . . . . . . . . .  9
         3.1     Authority of Sellers; Enforceability . . . . . . . . .  9
         3.2     Capitalization; Subsidiaries . . . . . . . . . . . . .  9
         3.3     Title to Purchased Shares  . . . . . . . . . . . . . . 10
         3.4     Consents . . . . . . . . . . . . . . . . . . . . . . . 10
         3.5     Broker's or Consultant's Fees  . . . . . . . . . . . . 10
         3.6     Disclosure . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . 11
         4.1     Corporate Status . . . . . . . . . . . . . . . . . . . 11
         4.2     Due Authorization  . . . . . . . . . . . . . . . . . . 11
         4.3     Authority of Purchaser . . . . . . . . . . . . . . . . 11
         4.4     Enforceability . . . . . . . . . . . . . . . . . . . . 11
         4.5     Consents . . . . . . . . . . . . . . . . . . . . . . . 11
         4.6     Proceedings  . . . . . . . . . . . . . . . . . . . . . 12
         4.7     Indebtedness . . . . . . . . . . . . . . . . . . . . . 12
         4.8     Membership Interests . . . . . . . . . . . . . . . . . 12
         4.9     No Default . . . . . . . . . . . . . . . . . . . . . . 12
         4.10    No Agreements  . . . . . . . . . . . . . . . . . . . . 12
         4.11    Financial Information  . . . . . . . . . . . . . . . . 12




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         4.12    Disclosure . . . . . . . . . . . . . . . . . . . . . . 12
         4.13    Broker's or Consultant's Fees  . . . . . . . . . . . . 13
         4.14    Investment . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE V
         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         5.1     Transfer Taxes . . . . . . . . . . . . . . . . . . . . 13
         5.2     Reservation Agreement  . . . . . . . . . . . . . . . . 13
         5.3     Notice . . . . . . . . . . . . . . . . . . . . . . . . 13
         5.4     Sale of Assets . . . . . . . . . . . . . . . . . . . . 13
         5.5     Merger; Corporate Existence  . . . . . . . . . . . . . 13
         5.6     Indebtedness . . . . . . . . . . . . . . . . . . . . . 13
         5.7     Affiliate Transactions . . . . . . . . . . . . . . . . 14
         5.8     Limitation on Liens  . . . . . . . . . . . . . . . . . 14

ARTICLE VI
         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         6.1     Closing Transactions . . . . . . . . . . . . . . . . . 14
         6.2     Deliveries by Sellers to Purchaser . . . . . . . . . . 15
         6.3     Deliveries by Purchaser to Sellers . . . . . . . . . . 15

ARTICLE VII
         OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 16
         7.1     Further Assurance  . . . . . . . . . . . . . . . . . . 16
         7.2     Confidentiality  . . . . . . . . . . . . . . . . . . . 17

ARTICLE VIII
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . 17
         8.1     Indemnification by Sellers . . . . . . . . . . . . . . 17
         8.2     Indemnification by Purchaser . . . . . . . . . . . . . 18
         8.3     Procedure for Indemnification  . . . . . . . . . . . . 19
         8.4     Limitations on Liability . . . . . . . . . . . . . . . 20
         8.5     Payment  . . . . . . . . . . . . . . . . . . . . . . . 20
         8.6     Set-Off  . . . . . . . . . . . . . . . . . . . . . . . 20
         8.7     Escrow Account . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IX
         SELLERS' REPRESENTATIVE  . . . . . . . . . . . . . . . . . . . 21
         9.1     Appointment  . . . . . . . . . . . . . . . . . . . . . 21
         9.2     Authorization  . . . . . . . . . . . . . . . . . . . . 21
         9.3     Irrevocable Appointment  . . . . . . . . . . . . . . . 22
         9.4     Resignation  . . . . . . . . . . . . . . . . . . . . . 22
         9.5     Purchaser's Reliance . . . . . . . . . . . . . . . . . 22
         9.6     Exculpation and Indemnification  . . . . . . . . . . . 22





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ARTICLE X
         DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . 23
         10.1    Dispute Resolution . . . . . . . . . . . . . . . . . . 23
         10.2    Arbitration Award  . . . . . . . . . . . . . . . . . . 23
         10.3    Procedures . . . . . . . . . . . . . . . . . . . . . . 23
         10.4    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . 24

ARTICLE XI
         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 24
         11.1    Post-Closing Deliveries  . . . . . . . . . . . . . . . 24
         11.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . 24
         11.3    Assignment . . . . . . . . . . . . . . . . . . . . . . 25
         11.4    Benefit of the Agreement . . . . . . . . . . . . . . . 25
         11.5    Exhibits . . . . . . . . . . . . . . . . . . . . . . . 25
         11.6    Headings . . . . . . . . . . . . . . . . . . . . . . . 25
         11.7    Entire Agreement . . . . . . . . . . . . . . . . . . . 25
         11.8    Modifications and Waivers  . . . . . . . . . . . . . . 26
         11.9    Counterparts . . . . . . . . . . . . . . . . . . . . . 26
         11.10   Severability . . . . . . . . . . . . . . . . . . . . . 26
         11.11   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . 26
         11.12   Expenses . . . . . . . . . . . . . . . . . . . . . . . 26
         11.13   Liquidated Damages . . . . . . . . . . . . . . . . . . 26


EXHIBITS
--------

         Exhibit A                Form of Opinion of Sellers' Counsel
         Exhibit B                Form of Opinion of Purchaser's Counsel
         Exhibit C                Form of Escrow Agreement

SCHEDULES
---------

         Schedule 1.1             Outstanding Preferred Stock Balance




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                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS PREFERRED STOCK PURCHASE AGREEMENT is entered into as of this 21st day of February, 1997 by and between DRE, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, "Purchaser"), the individuals identified on the signature page hereto as "Sellers" (each, a "Seller", and collectively, the "Sellers") and the Representative (as hereafter defined).


                                    RECITALS

         WHEREAS, Sellers, collectively, own all of the issued and outstanding shares of capital stock of Ski Lifts, Inc., a Washington corporation (the "Company"), consisting of (i) 1,000 shares of common stock, no par value, and
(ii) 28,000 shares of preferred stock, no par value (the "Shares");

         WHEREAS, the Company is engaged in the ownership and operation of a ski resort by the name of "Alpental Ski Resort," and other facilities and properties, all located in the Cascade Mountains outside of Seattle, Washington (the "Alpental Business");

         WHEREAS, the Company also is engaged in the ownership and operation of a ski resort by the name of "Snoqualmie Ski Resort" and other facilities and properties, all located in the Cascade Mountains outside of Seattle, Washington (the "Snoqualmie Business");

         WHEREAS, the Company also is engaged in the ownership and operation of a ski resort by the name of "Hyak Ski Resort" and other facilities and properties, all located in the Cascade Mountains outside of Seattle, Washington (the "Hyak Business");

         WHEREAS, the Company also is engaged in the ownership and operation of a ski resort by the name of "Ski Acres Ski Resort" and other facilities and properties, all located in the Cascade Mountains outside of Seattle, Washington (the "Ski Acres Business", and together with the Alpental Business, the Snoqualmie Business and the Hyak Business, the "Business");

         WHEREAS, on or prior to the date hereof, and in connection with the transactions contemplated hereby, Sellers have caused the Company to contribute substantially all of the Developmental Real Estate (as hereinafter defined) to Purchaser in consideration for 99% of the membership interest therein;

         WHEREAS, Booth Creek Ski Holdings, Inc., a Delaware corporation ("Ski Holdings"), holds the other 1% membership interest in Purchaser;

         WHEREAS, concurrently with the execution and delivery of this Agreement, Ski Holdings is entering into the Holdings Purchase Agreement (as hereafter defined) with Sellers, pursuant to






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which Ski Holdings is agreeing to purchase from Sellers all of the issued and outstanding common stock of the Company;

         WHEREAS, Purchaser desires to purchase the Shares from Sellers and Sellers desire to sell and transfer to Purchaser the Shares, all subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1 General. Each term defined in the first paragraph of this Agreement and in the Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

         1.2 Definitions. As used herein, the following terms shall have the meanings ascribed to them in this Section 1.2:

                 Adverse Consequences. All actions, suits, proceedings, hearings, investigations, claims, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, interest, Liens, losses, expenses and fees, including all accounting, consultant and attorneys' fees and court costs, costs of expert witnesses and other expenses of litigation.

                 Affiliate. As set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                 Agreement. This Preferred Stock Purchase Agreement, together with all Exhibits and Schedules referred to herein, as amended, modified or supplemented from time to time in accordance with the terms hereof.

                 Alpental Business.  As defined in the Recitals hereto.

                 Amended Articles. The Amended and Restated Articles of Incorporation of the Company filed on the date hereof with the Secretary of State of the State of Washington.

                 Authority. Any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether foreign, federal, state or local.






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                 Booth Creek Guaranty.  That certain Booth Creek Guaranty dated the date hereof by Ski Holdings in favor of the Representative for the "Sellers" identified in the Holdings Purchase Agreement.

                 Business.  As defined in the Recitals hereto.

                 Business Day. A day on which banks are open for business in New York, New York.

                 Certificate of Formation.  As defined in Section 6.2(e).

                 Claim Notice.  As defined in Section 8.3.

                 Common Stock Deed of Trust.    That certain Common Stock
Purchase Deed of Trust dated the date hereof by the Company in favor of the Representative for the "Sellers" identified in the Holdings Purchase Agreement.

                 Common Stock Pledge Agreement. That certain Common Stock Pledge Agreement dated the date hereof by Ski Holdings in favor of the Representative for the "Sellers" identified in the Holdings Purchase Agreement.

                 Common Stock Security Agreement. That certain Common Stock Purchase Security Agreement dated the date hereof by the Company in favor of the Representative for the "Sellers" identified in the Holdings Purchase Agreement.

                 Company.  As defined in the Recitals hereto.

                 Confidential Information.  As defined in Section 7.2.

                 DRE Deed.  As defined in Section 6.2(g).

                 Escrow Account.  As defined in Section 8.7.

                 Escrow Agreement.  As defined in Section 8.7.

                 Holdings Purchase Agreement.  As defined in Section 6.2(d).

                 Hyak Business.  As defined in the Recitals hereto.

                 Indemnified Party.  As defined in Section 8.3.

                 Indemnifying Party.  As defined in Section 8.3.

                 Law. Any law, statute, regulation, rule, ordinance, requirement, announcement or other binding action or requirement of an Authority.





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                 Liabilities.  Any obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including, without limitation, any liability for Taxes.

                 Lien. Any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

                 Operating Agreement.  As defined in Section 6.2(f).

                 Order. Any decree, order, judgment, writ, award, injunction, stipulation or consent of or by an Authority.

                 Ordinary Course of Business. The ordinary course of business of the Company in accordance with past custom and practice (including with respect to quantity and frequency).

                 Outstanding Preferred Stock Balance. On the date of determination, the amount set forth on Schedule 1.1 with respect to such date.

                 Person. Any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, Authority, unincorporated entity or organization of any kind.

                 Preferred Stock. The preferred stock, no par value, of the Company.

                 Preferred Stock Purchase Deed of Trust. As defined in Section 6.3(e).

                 Preferred Stock Purchase Security Agreement.  As defined in
Section 6.3(e).

                 Purchase Date(s).  The purchase date or dates described in
Section 2.3.

                 Purchase Price.  As defined in Section 2.2

                 Purchaser Warranty Claim.  As defined in Section 8.2(a).

                 Recapitalization Plan.  As defined in Section 6.2(h).

                 Representative. David R. Moffett, or any successor thereto in accordance with Section 9.1.





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                 Security Documents.  The Preferred Stock Purchase Security
Agreement, the Preferred Stock Purchase Deed of Trust, the Common Stock Pledge Agreement, the Common Stock Deed of Trust, the Booth Creek Guaranty and the Common Stock Security Agreement.

                 Seller Warranty Claim.  As defined in Section 8.2(a).

                 Sellers' Knowledge. David R. Moffett's actual knowledge after review of the books and records of the Company and after interviewing the principal managers and officers of the Company.

                 Shares.  As defined in the Recitals hereto.

                 Ski Acres Business.  As defined in the Recitals hereto.

                 Ski Holdings.  As defined in the Recitals hereto.

                 Snoqualmie Business.  As defined in the Recitals hereto.

         1.3 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections and Exhibits shall mean and refer to Articles, Sections and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); and (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of an Authority, Persons succeeding to the relevant functions of such Person).


                                   ARTICLE II
                          SALE AND PURCHASE OF SHARES

         2.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by Sellers and Purchaser, Purchaser shall purchase and accept from Sellers, and Sellers shall sell, transfer, convey, assign and deliver to Purchaser, the Shares on the date hereof and on each of the other Purchase Dates. On the date hereof and on each other Purchase Date, each Seller shall deliver to Purchaser, upon receipt of the payment required to be made on such date pursuant to Section 2.3 the certificates evidencing the Shares owned by such Seller to be sold on such date.

         2.2     Payment of the Purchase Price.

                 (a) The aggregate purchase price (the "Purchase Price") payable by Purchaser to Sellers in consideration for the Shares shall be THREE MILLION FIVE HUNDRED THOUSAND






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DOLLARS ($3,500,000) plus all accrued and unpaid dividends on such Shares.  The
Purchase Price shall be payable in cash to the Representative for the benefit of Sellers. For purposes of calculating the amount of accrued and unpaid dividends due hereunder, all such dividends shall be deemed to be accrued and unpaid from January 15, 1997 to the date of payment; provided, however, that the dividends accrued on the Shares purchased on the date hereof shall be paid on January 15, 1998 instead of on the date hereof, and the dividends accrued on the Shares to be purchased on the date described in Section 2.3(ii) hereof shall be paid on January 15, 1998 instead of on such date described therein.

                 (b) The Representative shall distribute all cash received by him from Purchaser pursuant to the terms hereof to Sellers based on such Seller's pro rata share of the Purchase Price.

                 (c) The amounts paid hereunder shall be by wire transfer of immediately available federal funds to an account designated in writing to Purchaser by the Representative in writing prior to the date hereof. Place of payment may be altered with ten (10) days prior written notice to Purchaser.

         2.6 Purchase Dates. Purchaser shall purchase and accept from Sellers, and Sellers shall transfer, convey, assign and deliver to Purchaser
(i) on the date hereof, 2,000 Shares in exchange for $250,000 plus secured and unpaid dividends thereon (provided that such amount of dividends shall not be payable until January 15, 1998); (ii) on the earlier of (A) the date the Ski Lifts Promissory Note (as defined in the Holdings Purchase Agreement) is paid in full or (B) April 30, 1997, 1,000 Shares in exchange for $125,000 plus accrued and unpaid dividends thereon (provided that such amount of dividends shall not be payable until January 15, 1998); and (iii) the number of Shares, in exchange for the allocable portion of the Purchase Price plus accrued and unpaid dividends thereon, as set forth below:

      Purchase Dates               Number of Shares         Purchase Price
      --------------               ----------------         --------------

      January 15, 1998             1,000                    $  125,000
      April 15, 1998               1,000                    $  125,000
      July 15, 1998                1,000                    $  125,000
      October 15, 1998             1,000                    $  125,000
      January 15, 1999             1,000                    $  125,000
      April 15, 1999               1,000                    $  125,000
      July 15, 1999                1,000                    $  125,000
      October 15, 1999             1,000                    $  125,000
      January 15, 2000             1,000                    $  125,000
      April 15, 2000               1,000                    $  125,000
      July 15, 2000                1,000                    $  125,000
      October 15, 2000             1,000                    $  125,000
      January 15, 2001             1,000                    $  125,000
      April 15, 2001               1,000                    $  125,000
      July 15, 2001                1,000                    $  125,000


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      October 15, 2001             1,000                    $  125,000
      January 15, 2002             9,000                    $1,125,000


         2.4 Business Day. If any Purchase Date is not a Business Day, payment shall be made on the next succeeding Business Day.

         2.5     Deductions.  Except for offsets by Purchaser pursuant to
Section 8.6 and Ski Holdings pursuant to Section 8.6 of the Holdings Purchase Agreement, Purchaser shall timely make all payments to Sellers free and clear of any offsets, restrictions or conditions and free and clear of, and without deduction for, any taxes or withholding of any nature, present or future.

         2.6 Prepayment. Purchaser may prepurchase the Shares in whole or in part, at any time, without penalty, upon giving of three (3) Business Days' written notice to the Representative. Prepurchases shall be in integral multiples of $125,000 and shall be credited against scheduled purchases in chronological order.

         2.7     Default.

                 2.7.1 Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                          (a) Purchaser fails to pay any amount due hereunder
on the relevant Payment Date; provided, no Event of Default shall be deemed to exist under this Section 2.7.1(a) if amounts due and owing under this Agreement are deposited into the Escrow Account pursuant to Section 8.7 or Section 8.7 of the Holdings Purchase Agreement.

                          (b)  Any material default shall occur under the terms
of this Agreement, the Holdings Purchase Agreement or any of the Security Documents.

                          (c)  It becomes unlawful for (i) Purchaser to make
the payments required under Section 2.3 hereof; (ii) Purchaser to fulfill any material covenants or obligations contained in any of the Security Documents and the collateral thereunder is materially impaired thereby; or
(iii) Sellers to exercise in any material respect their rights, powers, or remedies, or any of them, vested in them under any of the Security Documents, or otherwise.

                          (d)  Any representation or warranty made or deemed to
be made pursuant to Article IV or any other provision of this Agreement or any of the Security Documents proves to have been incorrect when made in any respect reasonably considered by the Representative to be material.

                          (e)  Purchaser, Ski Holdings or the Company files or
there is filed against any of them any petition seeking relief under bankruptcy or insolvency laws, and such petition is not dismissed within sixty (60) days.






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                          (f) Any order is made and not dismissed within sixty
(60) days by any competent court or other appropriate authority, or any resolution is passed by Purchaser, Ski Holdings or the Company for bankruptcy, dissolution or winding-up, or analogous proceedings, or for the appointment of a liquidator, receiver or trustee of Purchaser, Ski Holdings or the Company or all or a substantial part of the assets of any of them, except for the purposes of merger or consolidation (not involving or arising out of insolvency) which does not impair Sellers' security under the Security Document.

                          (g)  Purchaser, Ski Holdings or the Company stops
payment to creditors generally, or is unable or admits inability to pay its debts as they fall due, or enters into any composition or other arrangement with its creditors generally or is adjudicated or found bankrupt or insolvent.

                          (h)  Ski Holdings or the Company ceases or threatens
to cease to carry on business or, a substantial part of the respective businesses, properties or assets of Purchaser, Ski Holdings or the Company is seized or appropriated; or an encumbrancer shall take possession, or a receiver is appointed of the whole or a material part of the assets or undertakings of Purchaser, Ski Holdings or the Company, or a distress or execution shall be levied or enforced upon and sued out against a material part of the property and assets of any of them and is not discharged or satisfied within sixty (60) days.

                          (i)  Any judgment or order is made, the effect of
which would be to render this Agreement or any of the Security Documents ineffective or invalid.

                          (j)  The "beneficial owners" (as defined in Rules
13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of Ski Holdings existing on the date hereof cease to own, directly or indirectly, 50% or more of Purchaser.

                 2.7.2 Consequences of Default. If an Event of Default has occurred and is continuing, then the Representative on behalf of Sellers may, unless the such Event of Default is earlier cured (after five (5) days in any circumstance described in Section 2.7.1(a), and after fifteen (15) days notice to Purchaser in any circumstance described in subsections (b) or (d) of Section 2.7.1, by notice in writing to Purchaser, declare that the aggregate amounts remaining to be paid under this Agreement are immediately due and payable with interest thereon at a per annum rate equal to 12% to the date of actual payment. If an Event of Default described in any of subsections (c), (e), (f),
(g), (h), (i) or (j) of Section 2.7.1 occurs, all amounts remaining to be paid under this Agreement shall be deemed, automatically and without any further action or passage of time whatsoever, due and payable with interest thereon at a per annum rate equal to 12% to the date of actual payment. Furthermore, Sellers may exercise from time to time all other legal and equitable rights to which Sellers may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive. All of such rights and remedies shall be in addition to any other rights and remedies contained in this Agreement or any of the Security Documents. Notwithstanding any payment made or other action taken by Sellers, an Event of Default will not be deemed cured unless cured to the reasonable satisfaction of the Representative. The failure or delay of





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Sellers to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the Security Documents, shall not operate as a waiver of any such liens, rights, powers or remedies, but all such liens, rights, powers and remedies shall continue in full force and effect until the aggregate amounts to be paid under this Agreement have been indefeasibly paid in full.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Purchaser to enter into and perform its obligations under this Agreement, and in consideration of the covenants of Purchaser contained herein, Sellers, jointly and severally (subject to the limitations set forth in Sections 8.1 and 8.4), hereby make representations and warranties to Purchaser as set forth below. Such representations and warranties shall survive the date hereof (subject to Sections 8.1 and 8.4) regardless of what examinations, inspections, audits and other investigations Purchaser has heretofore made, or may hereafter make, with respect to such representations and warranties; provided, Sellers shall have no liability for matters expressly disclosed to Purchaser in this Agreement unless expressly provided for in this Agreement. Subject to the foregoing, Sellers, jointly and severally, represent and warrant as follows:

         3.1     Authority of Sellers; Enforceability.

                 (a) Each Seller has the capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement is binding upon, and enforceable against, each Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity).

                 (b) Neither the execution or delivery of this Agreement by any Seller nor the performance by any Seller of its obligations under this Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which such Seller or the Company is a party or is bound, the articles of incorporation or by-laws of the Company or any applicable Law or Order to which such Seller or the Company is a party or by which such Seller or the Company is bound.

         3.2     Capitalization; Subsidiaries.

                 (a) The total number of shares of capital stock and the par value thereof which the Company is authorized to issue and the number of such shares which are issued and outstanding are as follows:




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    --------------------------------------------------------------------------
                                                        Issued and Outstanding
    Class                           Authorized Shares            Shares
    --------------------------------------------------------------------------
    Common Stock, no par value          1,000                    1,000
    --------------------------------------------------------------------------
    Preferred Stock, no par value      28,000                   28,000
    --------------------------------------------------------------------------

No shares of the Company's capital stock are held as treasury stock.

                 (b) There are no outstanding options, conversion rights, warrants or other rights in existence to acquire from the Company any of its shares of capital stock.

                 (c) The Shares have been duly and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights; and there are no voting trust agreements or other contracts, agreements or arrangements restricting voting or dividend rights or transferability with respect to the Shares.

                 (d) The Company has not violated in any material respect any federal, state or local Law in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities.

                 (e) The Company does not own any securities or any other direct or indirect interest in any other Person except for (i) the securities described in notes 4 and 5 to the Reference Balance Sheet (as defined in the Holdings Purchase Agreement) and (ii) its interest in Purchaser.

         3.3 Title to Purchased Shares. Each Seller owns the number of shares of capital stock of the Company set forth in Schedule 3.12 to the Holdings Purchase Agreement, free and clear of any Liens. The persons listed as "Sellers" on the signature pages of this Agreement are all of the record and beneficial owners of the Preferred Stock of the Company. The Shares constitute all of the issued and outstanding shares of Preferred Stock of the Company and upon delivery of and payment by the Purchaser to each Seller of his or her proportionate share of the Purchase Price in respect of the Shares owned by such Seller, the Purchaser will acquire good and marketable title to the Shares free and clear of all Liens.

         3.4 Consents. To the Sellers' Knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be obtained or made by the Sellers or the Company in connection with the execution and delivery of this Agreement or the performance by the Sellers of their respective obligations hereunder.

         3.5 Broker's or Consultant's Fees. Each Seller represents and warrants that it has dealt with no broker, finder or consultant in connection with any of the transactions contemplated by this Agreement, and, to Sellers' Knowledge, no Person is entitled to any commission or finder's fee in connection with the sale of the Shares to Purchaser other than a fee in the aggregate amount of $75,000 to Charles D. Lewis, L.L.C., which shall be paid by Sellers.




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         3.6     Disclosure.  To the Sellers' Knowledge, none of the
representations and warranties made by Sellers in this Agreement or in any letter, certificate or memorandum furnished or to be furnished by Sellers, or on their behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made therein misleading.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Sellers to enter into and perform their obligations under this Agreement, and in consideration of the covenants of Sellers contained herein, Purchaser (subject to the limitations set forth in Section 8.2) hereby makes representations and warranties to Sellers as set forth below. Such representations and warranties shall survive the date hereof (subject to Section 8.2) regardless of what examinations, inspections, audits and other investigations Sellers have heretofore made, or may hereafter make, with respect to such representations and warranties; provided, Purchaser shall have no liability for matters expressly disclosed to Sellers in this Agreement unless expressly provided for in this Agreement. Subject to the foregoing, Purchaser represents and warrants as follows:

         4.1 Corporate Status. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Due Authorization. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser.

         4.3 Authority of Purchaser. Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution or delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations under this Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Purchaser is a party or is bound, its certificate of formation, operating agreement or any applicable Law or Order to which Purchaser is a party or by which Purchaser is bound.

         4.4 Enforceability. This Agreement is binding upon, and enforceable against, Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by principles of equity (whether in a proceeding at law or in equity).

         4.5 Consents. To Purchaser's knowledge, no consent, approval, Order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be





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obtained or made by Purchaser in connection with its execution and delivery of this Agreement or the performance by it of its obligations hereunder which has not been made or obtained.

         4.6 Proceedings. To Purchaser's knowledge, no material litigation, arbitration or administrative proceeding before or of any court, tribunal, arbitrator or governmental authority is pending or threatened against Purchaser or any of its assets or properties.

         4.7 Indebtedness. Purchaser does not have any material indebtedness of any kind including, without limitation, contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments, which have not been disclosed in writing to Sellers, and Purchaser does not know or have reasonable grounds to know of any basis for the assertion against it of any material indebtedness or any kind not disclosed in writing to Sellers.

         4.8 Membership Interests. The Company holds a 99% membership interest in Purchaser and Ski Holdings holds the other 1% membership interest in Purchaser. There are no outstanding options, conversion rights, warrants or other rights in existence to acquire from Purchaser any of the membership interests. The Purchaser does not own any securities or any other direct or indirect interest in any other entity.

         4.9 No Default. To Purchaser's knowledge, no event has occurred which constitutes or would with the giving of notice or lapse of time, or both, constitute an Event of Default.

         4.11 No Agreements. Purchaser is not a party to any management, marketing or operational agreement relating to its properties or assets, or to any other contract other than contracts described in this Agreement or in the Security Documents.

         4.12 Financial Information. To Purchaser's knowledge, Purchaser has (i) no liability with respect to its business of any nature (whether accrued, absolute, contingent or otherwise) of the type which should be reflected in balance sheets (including the notes thereto) prepared in accordance with generally accepted accounting principles other than the liabilities under this Agreement and the Security Documents and (ii) no other assets other than the Developmental Real Estate (as defined in the Holdings Purchase Agreement) owned by Purchaser and the personal property situated thereon.

         4.13 Disclosure. To Purchaser's knowledge (i) none of the representations and warranties made by Purchaser in this Agreement or in any of the Security Documents or in any letter, certificate or memorandum furnished or to be furnished by Purchaser, or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made therein misleading; and (ii) except for facts or circumstances affecting the ski resort industry generally or as otherwise disclosed to Sellers, there is no fact which materially adversely affects, or is reasonably likely to materially adversely affect, the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Purchaser's business, the value or utility of Purchaser's assets or the ability of Purchaser to consummate the transactions contemplated hereby that has not been set forth herein or otherwise disclosed to Sellers.





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         4.13     Broker's or Consultant's Fees.  Purchaser represents and
warrants that it has dealt with no broker, finder or consultant in connection with any of the transactions contemplated by this Agreement, and, to its knowledge, no Person is entitled to any commission or finder's fee in connection with the sale of the Shares to Purchaser.

         4.14 Investment. The Shares are being acquired by Purchaser for its own account, for investment and not with a view to resale or distribution.


                                   ARTICLE V
                                   COVENANTS

         5.1 Transfer Taxes. Sellers shall pay the cost of any transfer, stamp, excise or similar tax imposed under the laws of the United States, or any state or political subdivision thereof, which arises out of the transfer of any of the Shares.

         5.2 Reservation Agreement. Purchaser hereby covenants and agrees to exercise its option to purchase the Developmental Real Estate (as defined in the Holdings Purchase Agreement) pursuant to the terms and conditions of the Reservation Agreement as soon as such option becomes exercisable.

         5.3 Notice. From and after the date hereof until all the obligations of Purchaser hereunder have been satisfied in full, Purchaser shall promptly inform Representative of any Event of Default, or any event, which upon the giving of notice or lapse of time or determination of Representative might constitute an Event of Default, or of any other material occurrence which might entitle Sellers to make a claim hereunder or under any related document, or which materially adversely affects the ability of Purchaser to fully perform any of its obligations under this Agreement or the Security Documents.

         5.4 Sale of Assets. From and after the date hereof until all the obligations of Purchaser hereunder have been satisfied in full, Purchaser shall not sell or otherwise dispose of any part, interest in, or control of any of its material assets (material in the reasonable opinion of the Representative) without the prior written consent of the Representative (which consent shall not be unreasonably withheld), unless all of the net proceeds of such disposition is applied to the prepurchase of the Shares.

         5.5 Merger; Corporate Existence. From and after the date hereof until all the obligations of Purchaser hereunder have been satisfied in full, Purchaser shall preserve and maintain its existence and qualification to do business as a Delaware limited liability company and not merge or consolidate with any entity.

         5.6 Indebtedness. From and after the date hereof until all the obligations of Purchaser hereunder have been satisfied in full, Purchaser shall not incur any other debts or obligations except





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in the ordinary course of business or which are expressly subordinate in right and payment to the obligations of Purchaser under this Agreement and the Security Documents, and shall not issue any guaranties or make any new investment, without the prior written consent of the Representative (which consent shall not be unreasonably withheld), and any such obligations (other than those incurred in the ordinary course of business) shall in any event be subordinate to the obligations of Purchaser under this Agreement and the Security Documents.

         5.7 Affiliate Transactions. From and after the date hereof until all the obligations of Purchaser hereunder have been satisfied in full, Purchaser shall not make any loans to any of its members, officers, directors, owners or managers, or to any related person or entity, without the prior written consent of the Representative (which consent shall not be unreasonably withheld), and shall not borrow monies from any member, officer, director, owner or manager or from any related person or entity, except if such loans are subordinated to the obligations of Purchaser under this Agreement and the Security Documents.

         5.8 Limitation on Liens. From and after the date hereof until all obligations of Purchaser hereunder have been satisfied in full, Purchaser will not create or incur, or suffer to be incurred or to exist, (a) any Lien on its property or assets with respect to indebtedness for borrowed money; or (b) any Lien on its property or assets, whether now owned or hereafter acquired, except only with respect to this clause (b):

               (i) Liens for taxes, assessments or governmental charges being contested in good faith;

               (ii)             Liens arising in the ordinary course of
                                business;

               (iii) Liens of the type disclosed in the Title Policies (as defined in the Holdings Purchase Agreement) or similar encumbrances or charges which do not interfere with the market value or use of the Business; and

               (iv) Liens existing on the date hereof or incurred in favor of the Representative for the benefit of Sellers in connection with the obligations under this Agreement.


                                   ARTICLE VI
                                    CLOSING

         6.1 Closing Transactions. The obligations of the parties hereto shall not be considered to be in effect unless and until all actions and deliveries set forth in this Article VI have been completed or waived in writing. All documents and other instruments required to be delivered hereunder shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.






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         6.2     Deliveries by Sellers to Purchaser.  Prior to and as a
condition precedent to the effectiveness of the transactions contemplated hereunder, Purchaser shall have received and/or Sellers shall deliver or cause to be delivered to Purchaser:

                 (a) certificates representing 2,000 of the purchased Shares which certificates shall be either duly endorsed or accompanied by stock powers duly endorsed, executed together with evidence satisfactory to the Purchaser that any Lien on such purchased Shares has been released or terminated;

                 (b) the legal opinion of Carney, Badley, Smith & Spellman, counsel for Sellers and the Company, substantially in the form attached hereto as Exhibit A;

                 (c) all releases necessary to terminate and discharge any Liens on the Shares;

                 (d) an executed copy of the Stock Purchase Agreement dated the date hereof between Ski Holdings, the Representative and Sellers (the "Holdings Purchase Agreement") and evidence of consummation of the transactions contemplated thereunder;

                 (e) a certified copy of the Certificate of Formation from the Secretary of State of the State of Delaware evidencing the creation of Purchaser (the "Certificate of Formation");

                 (f) an executed copy of the Operating Agreement of Purchaser (the "Operating Agreement");

                 (g) a transfer deed evidencing transfer of certain Developmental Real Estate from the Company to Purchaser (the "DRE Deed");

                 (h) an executed copy of the Agreement and Plan of Recapitalization between the Company and Sellers (the "Recapitalization Plan");

                 (i) evidence that Sellers have designated David R. Moffett as Representative in accordance with Section 9.1 of the Agreement; and

                 (j) such other instruments and documents as are: (i) required by any other provisions of this Agreement to be delivered by Sellers to Purchaser; or (ii) reasonably necessary, in the opinion of Purchaser, to effect the performance of this Agreement by Sellers.

         6.3 Deliveries by Purchaser to Sellers. Prior to and as a condition precedent to the effectiveness of the transactions contemplated hereunder, Sellers shall have received and/or Purchaser shall deliver or cause to be delivered to Sellers:

                 (a) the legal opinion of Winston & Strawn, special counsel for Purchaser, substantially in the form attached hereto as Exhibit B;






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                 (b)      a certificate of the Manager of Purchaser, of the
         date hereof, certifying to (i) the operating agreement of Purchaser;
         (ii) resolutions of the Members of Purchaser approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) incumbency and signatures of the officers of Manager executing this Agreement and any other certificate or document delivered in connection herewith;

                 (c) a certified copy of the Certificate of Formation of Purchaser from the Secretary of State of the State of Delaware;

                 (d) an executed copy of the Holdings Purchase Agreement and evidence of consummation of the transactions contemplated thereunder;

                 (e) an executed copy of the security agreement (the "Preferred Stock Purchase Security Agreement") and the deed of trust (the "Preferred Stock Purchase Deed of Trust"), each dated the date hereof from Purchaser on behalf of the Representative for the benefit of Sellers, securing the obligations of Purchaser under this Agreement;

                 (f) a certified copy of the Amended Articles from the Secretary of State of the State of Washington;

                 (g)      an executed copy of the Operating Agreement;

                 (h)      an executed copy of the DRE Deed;

                 (i)      an executed copy of the Recapitalization Plan;

                 (j) an executed copy of that certain Reservation Agreement dated the date hereof between the Company and Purchaser (the "Reservation Agreement"); and

                 (k) such other instruments and documents as are: (i) required by any other provisions of this Agreement to be delivered by Purchaser to Sellers; or (ii) reasonably necessary, in the opinion of Sellers, to effect the performance of this Agreement by Purchaser.


                                  ARTICLE VII
                                OTHER AGREEMENTS

         7.1 Further Assurance. At any time and from time to time from and after the date hereof, Sellers and Purchaser will, at the request of the other parties hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to






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Purchaser of the Shares or for the performance by Sellers or Purchaser of any of their other respective obligations under this Agreement. Each party hereto shall be liable for its own expenses incurred pursuant to this Section 7.1.

         7.2     Confidentiality.

                 (a) The parties hereto agree with respect to the terms and conditions of this Agreement, including, without limitation, the Purchase Price, and all information that is furnished or disclosed by the other party (collectively, "Confidential Information"), that (i) such Confidential Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (ii) the receiving party will hold in confidence and not disclose nor use (except in respect of the transactions contemplated by this Agreement) any such Confidential Information, treating such Confidential Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Confidential Information which (A) is contained in a printed publication available to the general public, (B) is or becomes publicly known through no wrongful act or omission of the receiving party, or (C) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Confidential Information; and (iii) all such Confidential Information furnished to either party by the other, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party, and in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to an Authority with the consent of the furnishing/disclosing party or upon subpoena and which cannot be retrieved with reasonable effort).

                 (b) Each party hereto acknowledges that the remedy at law for any breach by either party of its obligations under Section 7.2(a) is inadequate and that the other party shall be entitled to equitable remedies, including an injunction, in the event of breach of any other party.


                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1 Indemnification by Sellers. Sellers, jointly and severally, agree to indemnify, defend, hold harmless and waive any claim for contribution against Purchaser, the Company and all of their officers, directors, shareholders, Affiliates, employees and agents (the "Purchaser Indemnified Persons") after the date hereof from and against any Adverse Consequence arising out of or resulting from:

                 (a) any misrepresentation or breach as of the date hereof of any representation or warranty of Sellers contained in this Agreement (each a "Purchaser Warranty Claim"); provided, however, that the Purchaser Indemnified Persons' rights to indemnification for Purchaser Warranty Claims shall be subject to the limitations set forth in Section 8.4 and the following:






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                          (i)  such Purchaser Warranty Claims shall expire
                 fifteen (15) months following the date hereof, except with respect to claims under Sections 3.1, 3.2 and 3.3 as to which there shall be no expiration date; provided, that if at the stated expiration of any indemnification obligation there shall then be pending any indemnification claim by a Person, such Person shall continue to have the right to such indemnification with respect to such claim notwithstanding such expiration;

                          (ii) No Purchaser Indemnified Person shall be entitled to indemnification for Purchaser Warranty Claims unless and until the aggregate Adverse Consequences suffered by all Purchaser Indemnified Persons collectively exceeds $50,000, whereupon the Purchaser Indemnified Persons shall be entitled to indemnification hereunder from Sellers for all Adverse Consequences suffered by Purchaser Indemnified Persons in excess of such threshold amount.

                 (b) the failure by any Seller to perform any of its covenants or obligations under Sections 5.1, 7.1, 7.2 and 11.1; provided, the indemnification obligations of Sellers under this
         Section 8.1(b) shall expire on the thirty-ninth (39th) month anniversary of the date hereof, except for any pending indemnification claims by a Purchaser Indemnified Person which shall continue notwithstanding such expiration;

                 (c) any brokers' commissions, finders' fees or other like payments incurred or alleged to have been incurred by Sellers in connection with the sale of the Shares or the consummation of the transactions contemplated by this Agreement;

         8.2 Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless Sellers after the date hereof from and against any Adverse Consequences arising out of or resulting from:

                 (a) any misrepresentation or breach as of the date hereof of any representation or warranty of Purchaser contained in this Agreement (each a "Seller Warranty Claim"); provided, however, that the Sellers' rights to indemnification for Seller Warranty Claims shall be subject to the following limitations:

                          (i)  such Seller Warranty Claims shall expire fifteen
                 (15) months following the date hereof; provided, that if at the stated expiration of any indemnification obligation there shall then be pending any indemnification claim by a Seller, said Seller shall then continue to have the right to such indemnification with respect to such claim notwithstanding such expiration;

                          (ii) Purchaser's maximum aggregate liability to Sellers for indemnification shall not exceed the Outstanding Preferred Stock Balance; and






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                          (iii)  Sellers shall not be entitled to
                 indemnification for Seller Warranty Claims unless and until the aggregate Adverse Consequences suffered by Sellers exceeds $50,000, whereupon Sellers shall be entitled to indemnification hereunder from Purchaser for all Adverse Consequences suffered by Sellers in excess of such threshold amount.

                 (b) the failure by Purchaser to perform any of its covenants or obligations hereunder;

                 (c) the operation of the Business after October 1, 1996 (except for or with respect to any Adverse Consequences for which any Purchaser Indemnified Person is entitled to indemnification hereunder or under the Holdings Purchase Agreement, without regard to any of the limitations set forth in Sections 8.1 or 8.4); or

                 (d) any brokers' commissions, finders' fees or other like payments incurred or alleged to have been incurred by Purchaser in connection with the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

         8.3 Procedure for Indemnification. If any Person shall claim indemnification (the "Indemnified Party") hereunder for any claim, the Indemnified Party shall promptly give written notice to the other party from whom indemnification is sought (the "Indemnifying Party") of the nature and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand, the Indemnified Party shall promptly give written notice (a "Claim Notice") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail. If the claim is by a third-party, the Indemnifying Party shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand set forth in a Claim Notice giving rise to such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than fifteen (15) days after receipt of the Claim Notice) notify the Indemnified Party in writing of its intention to do so and shall give the Indemnified Party such security in that regard as the Indemnified Party reasonably may request. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. After the assumption of the defense by the Indemnifying Party, the Indemnified Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnifying Party, in connection with such defense, but the Indemnified Party may participate in such defense at its own expense. No settlement of a third party claim or demand defended by the Indemnifying Party shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, except with written consent of the Indemnified Party, consent to the entry of a judgment or settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such third party claim or demand.






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         8.4     Limitations on Liability.

                 (a) Notwithstanding anything else in this Agreement to the contrary, the relative liability of each Seller with respect to any claim for indemnification pursuant to this Agreement and the Holdings Purchase Agreement shall be limited to such Seller's pro rata share of the sum of (i) the Purchase Price plus (ii) the "Purchase Price" under the Holdings Purchase Agreement.

                 (b) Sellers' maximum aggregate liability to Purchaser Indemnified Persons for indemnification of (i) Purchaser Warranty Claims pursuant to Sections 3.1, 3.2 and 3.3 shall not exceed the sum of (A) the Purchase Price plus (B) the "Purchase Price" under the Holdings Purchase Agreement; and (ii) claims pursuant to Section 8.1(b) and for Purchaser Warranty Claims (other than those set forth in clause (i)) shall not exceed the Outstanding Preferred Stock Balance.

                 (c) For purposes of calculating the amount of any threshold or maximum aggregate liability under this Article VIII, indemnification claims under this Agreement shall be aggregated with indemnification claims under the Holdings Purchase Agreement and Purchaser and Ski Holdings shall be deemed one and the same entity.

         8.5 Payment. Except for third-party claims being defended in good faith by the Indemnifying Party in accordance with Section 8.3 or claims being disputed by either Sellers or Purchaser in accordance with Article X hereof, the Indemnifying Party shall satisfy its obligations hereunder within fifteen
(15) days after receipt of a claim notice. Any amount not paid to the Indemnified Party by such date shall bear interest at a rate equal to nine percent (9%) per annum from the date due until the date paid.

         8.6 Set-Off. If any Seller fails to make any payment with respect to any indemnification claim in accordance with this Article VIII or in accordance with Article VIII of the Holdings Purchase Agreement, Purchaser may, in addition to any other rights hereunder, set-off the amount of such claim against any amounts payable by Purchaser, the Company or their Affiliates to any Seller under this Agreement. Any amounts Purchaser determines it is entitled to set off pursuant to this Section 8.6 shall be paid into the Escrow Account (as defined herein) on the date otherwise due to Sellers.

         8.7 Escrow Account. In the event Purchaser is entitled to set-off the amount of any claim for indemnification pursuant to Section 8.6, Purchaser shall be obligated to deposit all amounts to be set-off into an escrow account (the "Escrow Account") with a banking institution of national standing reasonably acceptable to Representative and Purchaser pursuant to the terms and conditions of an escrow agreement in substantially the form of Exhibit C attached hereto (the "Escrow Agreement"). Such Escrow Agreement will provide, without limitation, for the release of such amount only upon (i) the mutual consent of the Representative and Purchaser or (ii) the order of an arbitrator issued in accordance with Article X hereof. Representative and Purchaser agree to act in good faith to promptly take any actions reasonably required to enter into the Escrow Agreement and to establish the Escrow Account should the Escrow Agreement be called for by terms of this Agreement. Upon deposit of any such amount into the Escrow Account, the Representative shall






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deliver written notice to Purchaser acknowledging that the payment into the
Escrow Account satisfies Purchaser's payment obligation under this Agreement to the extent of such payment, as the case may be.


                                   ARTICLE IX
                            SELLERS' REPRESENTATIVE

         9.1 Appointment. Sellers hereby irrevocably make, constitute and appoint David R. Moffett as their agent and representative (the "Representative") for all purposes under this Agreement. In the event of the death, resignation or incapacity of the Representative, Sellers shall promptly designate another individual to act as their representative under this Agreement so that at all times there will be a Representative with the authority provided in this Article IX. Such successor Representative shall be designated by Sellers by an instrument in writing signed by Sellers (or their successors in interest) holding a majority of the Shares, and such appointment shall become effective as to the successor Representative when such instrument shall have been delivered to him or her and a copy thereof delivered to Purchaser.

         9.2 Authorization. Sellers hereby authorize the Representative, on their behalf and in their name, to:

                 (a) Receive all notices or documents given or to be given to Sellers by the Purchaser pursuant hereto or in connection herewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement. The Representative shall promptly forward a copy of such notice of process to each Seller;

                 (b) Deliver on the date hereof and hereafter the certificates for the Shares of the Sellers in exchange for their respective portion of the consideration payable with respect to such securities;

                 (c) Upon confirmation of the receipt of the cash portion of the Purchase Price to be paid on the date hereof, sign and deliver to Purchaser on the date hereof a receipt for Sellers' portion of the consideration and forward such amount to Sellers;

                 (d) Deliver to Purchaser on the date hereof all certificates and documents to be delivered to Purchaser by Sellers pursuant to this Agreement, together with any other certificates and documents executed by Sellers and deposited with the Representative for such purpose;

                 (e) Engage counsel, and such accountants and other advisors for Sellers and incur such other expenses on behalf of Sellers in connection with this Agreement and the transactions contemplated hereby as the Representative may deem appropriate; and

                 (f) Take such action on behalf of Sellers as the Representative may deem appropriate in respect of:






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                      (i)         waiving any inaccuracies in the
                                  representations or warranties of Purchaser contained in this Agreement or in any document delivered by Purchaser pursuant hereto;

                      (ii) waiving the fulfillment of any of the conditions precedent to Sellers' obligations hereunder, except with respect to Purchaser's payment of the Purchase Price to be paid to Representative for the benefit of Sellers pursuant to Section 2.2;

                     (iii)        taking such other action as the
                                  Representative is authorized to take under this Agreement;

                      (iv) receiving all documents or certificates and making all determinations, on behalf of Sellers, required under this Agreement;

                      (v) all such other matters as the Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby; and

                      (vi) taking all such action as may be necessary after the date hereof to carry out any of the transactions contemplated by this Agreement.

         9.3 Irrevocable Appointment. The appointment of the Representative hereunder is irrevocable and any action taken by the Representative pursuant to the authority granted in this Article IX shall be effective and absolutely binding on each Seller notwithstanding any contrary action of, or direction from, a Seller, except for actions taken by the Representative which are in bad faith or grossly negligent. The death or incapacity of a Seller shall not terminate the prior authority and agency of the Representative.

         9.4 Resignation. The Representative may resign at any time by giving notice to Sellers, and such resignation shall be effective upon the appointment and qualification of a successor. The Representative may be discharged, and replaced by another person to act as his or her successor, by an instrument in writing signed by Sellers (or their successors in interest) holding a majority of the Shares.

         9.5 Purchaser's Reliance. Purchaser shall not be obliged to inquire into the authority of the Representative, and Purchaser shall be fully protected in dealing with the Representative in good faith.

         9.6    Exculpation and Indemnification.

                (a) In performing any of his or her duties as Representative under this Agreement, the Representative shall not incur any Liability to any Person, except for Liability caused by the Representative's willful misconduct or gross negligence. Accordingly, the Representative shall not





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incur any such Liability for (i) any action that is taken or omitted in good faith regarding any questions relating to the duties and responsibilities of the Representative under this Agreement, or (ii) any action taken or omitted to be taken in reliance upon any instrument that the Representative shall in good faith believe to be genuine, to have been signed or delivered by a proper person or persons and to conform with the provisions of this Agreement.

                 (b) Sellers, jointly and severally, shall indemnify, defend and hold harmless the Representative against, from and in respect of any Adverse Consequence arising out of or resulting from the performance of his or her duties hereunder or in connection with this Agreement (except for Liabilities arising from the gross negligence or willful misconduct of the Representative).


                                   ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Dispute Resolution. Any controversy, claim or dispute arising out of or relating to this Agreement, or the alleged breach hereof shall be resolved by binding arbitration by one arbitrator subject to the sole jurisdiction of the Judicial Arbitration and Mediation Service of King County, Washington (J.A.M.S.). Either Purchaser or Representative may submit any such controversy, claim or dispute to such arbitration by notifying the other, in writing, of such election. Within ten (10) days after receipt of such notice, Purchaser and Representative shall designate in writing one (1) arbitrator mutually agreeable to each; provided, that if Purchaser and Representative are unable to agree on one (1) arbitrator within such ten-day period, an arbitrator shall be selected by the American Arbitration Association, subject to the last two (2) sentences of this Section 10.1. The arbitrator shall permit a period of open and free discovery, including the taking of depositions, and will promptly conduct an arbitration hearing. It is the intent of the parties hereto that an arbitration hearing be concluded within ninety (90) days of the appointment of the arbitrator. The arbitrator shall have broad authority to fashion any legal or equitable remedy including the authority to award specific performance. The arbitrator will render a final and binding decision within ten (10) days of the conclusion of the arbitration hearing. Such arbitrator shall, at the sole election of Purchaser, be a resident of, or maintain a principal place of business in, the City of San Francisco, State of California. In no event shall such arbitrator be a resident of, or maintain a principal place of business in, the State of Washington unless Purchaser otherwise agrees.

         10.2 Arbitration Award. After the arbitration award being rendered, it may be entered in any court of competent jurisdiction and shall constitute a final adjudication of all matters submitted to arbitration.

         10.3 Procedures. If any party at any time subsequent to execution of this Agreement refuses to comply with the arbitration provisions of this
Article X, any party may make specific application to the Superior Court of King County, Washington to compel the party to submit to arbitration in accordance with the terms of this Article. Nothing in this Article X, however, shall deprive a court of competent jurisdiction of the authority to apply a temporary restraining order or preliminary injunction prohibiting a violation of this Agreement prior to any arbitration proceeding.






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         10.4    Attorneys' Fees.  It if shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement because of the default of another party(s), the defaulting party(s) shall reimburse the prevailing party(s) for reasonable attorneys' fees and expenses arising from such enforcement, including such fees and expenses on appeal and in bankruptcy or arbitration proceedings.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 Post-Closing Deliveries. After the date hereof, any monies, checks, instruments, invoices, bills, receipts, notices, mail and other communications received by one party but directed toward or due to another shall be promptly delivered to the other party. Sellers shall cooperate with Purchaser after the date hereof, to ensure the orderly transition of the operation of the Business from Sellers to Purchaser and to minimize any disruption in the business of Purchaser that might result from the transactions contemplated hereby.

         11.2 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, (b) if given by certified or registered mail, return receipt requested, postage prepaid, three (3) business days after being deposited in the U.S. mails and (c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:


                 (1)      if to Purchaser:

                          c/o Booth Creek, Inc.
                          1000 South Frontage Road
                          Vail, Colorado  81657
                          Attention:  George N. Gillett, Jr.
                          Facsimile: (970) 479-0291

                          with a copy to:

                          Winston & Strawn
                          35 West Wacker Drive
                          Chicago, Illinois 60601
                          Attention:  Bruce A. Toth
                          Facsimile:  (312) 558-5700






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                 (2)      if to Sellers or Representative:

                          c/o David R. Moffett
                          3626 W. Mercer Way
                          Mercer Island, WA  98040

                          with a copy to:

                          Carney, Badley, Smith & Spellman
                          2200 Columbia Center
                          701 Fifth Avenue
                          Seattle, WA 98104-7091
                          Attention:  Stephen C. Sieberson
                          Facsimile:  (206) 467-8215

or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 11.2.

         11.3 Assignment. No party may assign or transfer any or all of its rights or obligations under this Agreement without the prior written approval of all the other parties; provided, however, that Purchaser may assign or transfer all (but not less than all) of its rights and obligations under this Agreement (a) to any Person that is an Affiliate of Purchaser or (b) after the date hereof, to any Person to whom Purchaser sells the Business and substantially all of the Company's assets; and, provided further, that Purchaser may collaterally assign its rights hereunder to any Person or Persons providing financing to Purchaser in connection with the transactions contemplated hereby.

         11.4 Benefit of the Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be construed so as to confer any right or benefit upon any Person, other than the parties hereto and their respective successors and permitted assigns.

         11.5 Exhibits. The Exhibits hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

         11.6 Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

         11.7 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof.






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         11.8    Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof and signed by Purchaser and each Seller. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Severability. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         11.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON.

         11.12 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay all of its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         11.13 Liquidated Damages. The parties hereto agree that an Event of Default which has occurred and is continuing, the liquidated value of the Sellers' damages with respect thereto shall be deemed to equal the aggregate amount remaining to be paid to Sellers pursuant to Section 2.3.

                            [SIGNATURE PAGE FOLLOWS]






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         IN WITNESS WHEREOF, the parties hereto have executed this Preferred
Stock Purchase Agreement as of the date first written above.

PURCHASER:                                 DRE, L.L.C.

                                           By:  Ski Lifts, Inc.
                                           Title:  Member

                                           By: /s/ George N. Gillett, Jr.
                                              --------------------------------
                                           Title: Chairman
                                                  ----------------------------

SELLERS:
                                           /s/ William W. Moffett, Jr.
                                           -----------------------------------
                                           William W. Moffett, Jr.

                                           /s/ David R. Moffett
                                           -----------------------------------
                                           David R. Moffett

                                           /s/ Laurie M. Padden
                                           -----------------------------------
                                           Laurie M. Padden

                                           /s/ Laurie M. Padden
                                           -----------------------------------
                                           Laurie M. Padden, as custodian for
                                           Christina Padden

                                           /s/ Laurie M. Padden
                                           -----------------------------------
                                           Laurie M. Padden, as custodian for
                                           Jennifer Padden

                                           /s/ Laurie M. Padden
                                           -----------------------------------
                                           Laurie M. Padden, as custodian for
                                           Mary M. Padden

                                           /s/ Stephen R. Moffett
                                           -----------------------------------
                                           Stephen R. Moffett

                                           /s/ Katharine E. Moffett
                                           -----------------------------------
                                           Katharine E. Moffett

                                           /s/ Frances J. DeBruler
                                           -----------------------------------
                                           Frances J. DeBruler, individually
                                           and as representative of the Estate
                                           of Jean S. DeBruler, Jr.,
                                           deceased

                                           /s/ Peggy Westerlund
                                           -----------------------------------
                                           Peggy Westerlund

REPRESENTATIVE
                                           /s/ David R. Moffett
                                           ----------------------------------
                                           David R. Moffett